UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 4, 2004

Mitek Systems, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-15235	87-0418827
(Commission File Number)	(IRS Employer Identification No

14145 Danielson Street, Suite B, Poway, CA	92064
(Address of Principal Executive Offices)	(Zip Code)

(858) 513-4600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

The Audit Committee of the Board of Directors of Mitek Systems, Inc. (referred to as “Mitek,” “our,” or “we”) considers and selects our independent auditor. As approved and directed by our Audit Committee, on October 4, 2004, we dismissed Deloitte & Touche LLP (“Deloitte & Touche”) as Mitek’s independent auditor. As approved and directed by our Audit Committee, on October 4, 2004, Mitek engaged Stonefield Josephson, Inc. (“Stonefield”) as Mitek’s independent auditor to audit the financial statements of Mitek for the year ended September 30, 2004.

During Mitek’s two most recent fiscal years and any subsequent interim period prior to the dismissal of Deloitte & Touche, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche, would have caused it to make reference to the subject matter of the disagreements in connection with its report and there occurred no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K as promulgated by the SEC.

Deloitte & Touche’s reports on our consolidated financial statements for the years ended September 30, 2003 and September 30, 2002, did not contain an adverse opinion or disclaimer of opinion, nor were such audit reports qualified or modified as to uncertainty, audit scope or accounting principles.

During Mitek’s two most recent fiscal years and any subsequent interim period prior to the engagement of Stonefield, Mitek did not consult with Stonefield with respect to any of the matters enumerated in Item 304(a)(2)(i) or Item 304(a)(2)(ii) of Regulation S-K.

Mitek provided Deloitte & Touche with a copy of the foregoing disclosures. A copy of the response letter from Deloitte & Touche, dated October 4, 2004 is filed as Exhibit 16.01 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Item 9.01(c) Exhibits

Exhibit 16.01    Letter from Deloitte & Touche, LLP to the Securities and Exchange Commission dated October 4, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MITEK SYSTEMS, INC.

Date: October 4, 2004	By:	/s/ James B. DeBello

James B. DeBello President and Chief Executive Officer

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